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                                   {FACE OF NOTE}

                               COMPLETEL EUROPE N.V.

                         14% Senior Discount Note Due 2009

CUSIP No.                                                        $


ISIN No.


No.


This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code. For each $1,000 principal amount at maturity
of this Note, the issue price is $       and the amount of original issue
discount is $     .  The issue date of this Note is February 16, 1999 and the yield to maturity is 14%.

              COMPLETEL EUROPE N.V., a Netherlands public company with limited liability (incorporated with limited liability in The Netherlands and having its statutory domicile in Amsterdam), (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _______________, or its registered assigns, the principal sum of _______________ ($_______) on February 15, 2009.

              Interest Payment Dates:     February 15 and August 15, commencing
August 15, 2004.

              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized signatories.

                                   COMPLETEL EUROPE N.V.

                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

                      (Trustee's Certificate of Authentication)

              This is one of the 14% Senior Discount Notes due 2009 described in the within-mentioned Indenture.

Date:  February 16, 1999           U.S. BANK TRUST NATIONAL
                                    ASSOCIATION, as Trustee

                                   By:
                                       ------------------------------------
                                       Authorized Signatory


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                                {REVERSE SIDE OF NOTE}


                                COMPLETEL EUROPE N.V.

                          14% Senior Discount Note due 2009

1.     PRINCIPAL AND INTEREST.

              The Company will pay the principal of this Note on February 15, 2009.

              The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

              Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date (the "Regular Record Date"), on each Interest Payment Date, commencing August 15, 2004; provided that no interest shall accrue on the principal amount of this Note prior to February 15, 2004 and no interest shall be paid on this Note prior to August 15, 2004.

              From and after February 15, 2004 interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is the then applicable interest rate borne by the Notes.

2.     METHOD OF PAYMENT.

              The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each February 15 and August 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the Regular Record Date), in each case, even if the
Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after February 15, 2009.

              The Company will pay principal, premium, Additional Amounts if any, and as provided above, interest in money of the United States that at the time of payment is

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legal tender for payment of public and private debts.  However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.     PAYING AGENT AND REGISTRAR.

              Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar in the Borough of Manhattan, The City of New York. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.     INDENTURE; LIMITATIONS.

              The Company issued the Notes under an Indenture dated as of February 16, 1999 (the "Indenture"), between the Company, CompleTel ECC B.V., a Netherlands private limited company (the "Escrow Guarantor") and U.S. Bank Trust National Association (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture. The Initial Notes and the Exchange Notes are unsecured (except to the limited extent provided in the Indenture) and unsubordinated obligations of the Company limited in aggregate principal amount at maturity not to exceed $147,500,000.

5.     ESCROW GUARANTY.

              This Note is entitled to a guaranty, on a senior basis, by the Escrow Guarantor.

6.     ADDITIONAL AMOUNTS.

              The Company will pay to the Holders of Notes such Additional Amounts as may become payable under Section 4.21 of the Indenture.

7.     REDEMPTION.

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              (a)  The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after February 15, 2004 and prior to maturity, at the Redemption Prices (expressed in percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing February 15 of the years set forth below:


                                                     Redemption
         Year                                           Price
         ----                                        ----------
         2004                                        107.000%
         2005                                        104.667%
         2006                                        102.333%
         2007 and thereafter                         100.000%


              (b) In addition, at any time prior to February 15, 2002 the Company may redeem up to 33 1/3% of the principal amount at maturity of the Notes originally issued with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at the Company's option, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of Accreted Value on the Redemption Date) of 114% plus accrued and unpaid interest, if any, to the Redemption Date; provided that (i) at least $98,334,000 aggregate principal amount at maturity of Notes remains outstanding after each such redemption and (ii) the Company mails a notice of such redemption within 60 days of receipt of the Public Equity Offering proceeds to be so applied.

              Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. On and after the Redemption Date, interest ceases to accrue and the original issue discount ceases to accrete on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price. The Trustee may select for redemption portions of the principal amount at maturity of the Notes that have denominations equal to $1,000 integral multiples thereof, so long as no Holder holds less than $100,000 principal amount at maturity after such redemption.

8.     MANDATORY REDEMPTION.

              The Company shall consummate a Mandatory Redemption on the Mandatory Redemption Date at the Mandatory Redemption Price in the event the Financing Commitment Condition is not satisfied.

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9.     REDEMPTION FOR CHANGES IN WITHHOLDING TAXES.

              The Company may also have the option to redeem the Notes, in whole, but not in part, in the event of certain changes in the tax laws such that the Company would be required to pay Additional Amounts, subject to
Section 3.01(c) of the Indenture.

10.    REPURCHASE UPON CHANGE IN CONTROL.

              Upon the occurrence of an Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof plus accrued interest, if any, to the date of purchase (the "Change of Control Payment").

              A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. On and after the Change of Control Payment Date, interest ceases to accrue and the original issue discount ceases to accrete on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

11.    DENOMINATIONS; TRANSFER; EXCHANGE.

              The Notes are in registered form without coupons in denominations of $100,000 of principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

12.    PERSONS DEEMED OWNERS.

              A Holder shall be treated as the owner of a Note for all purposes.

13.    UNCLAIMED MONEY.

              If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all


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liability of the Trustee and such Paying Agent with respect to such money shall cease.

14.    DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

              If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from this Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

15.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

              The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

16.    AMENDMENT; SUPPLEMENT; WAIVER.

              Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder in any material respect. Certain modifications will require the consent of each Holder affected thereby.

17.    RESTRICTIVE COVENANTS.

              The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.

18.    SUCCESSOR PERSONS.

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              When a successor person or other entity assumes all the
obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

19.    DEFAULTS AND REMEDIES.

              If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 of the Indenture that occur with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce this Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount at maturity of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

20.    TRUSTEE DEALINGS WITH COMPANY.

              The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

21.    NO RECOURSE AGAINST OTHERS.

              No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

22.    AUTHENTICATION.

              This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

23.    ABBREVIATIONS.

              Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in

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common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to CompleTel Europe N.V., c/o CompleTel LLC, 4700 South Syracuse Street, Suite 1050, Denver, Colorado, 80237, Attention: Chief Financial Officer.

24.    CHOICE OF LAW.

              The laws of the State of New York shall govern the Indenture and this Note without regard to principles of conflicts of laws.


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                                   ASSIGNMENT FORM

I or we assign and transfer this Note to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_____________  Signed: ____________________
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)


Signature Guarantee:___________________________________________________________
                            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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                          OPTION OF HOLDER TO ELECT PURCHASE

              If you wish to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.12 of this Indenture, check the Box: [      ]

              If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in principal amount at maturity): $____________________.

Date:  _________________

Your Signature:

_______________________________________________________________________________
         (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:_______________________________